                                               Filed Pursuant to Rule 424(b)(3)
                            Securities & Exchange Commission File No.: 33-97740


                              THERATX, INCORPORATED
                             -----------------------
                     SUPPLEMENT NO. 07 DATED AUGUST 5, 1996
                        TO PROSPECTUS DATED APRIL 5, 1996
                                       AND
                        SUPPLEMENTS NO. 01 THROUGH NO. 06
                              DATED APRIL 12, 1996
                                     THROUGH
                                  JULY 31, 1996

                  This Supplement is part of and should be read in conjunction with the Prospectus of TheraTx, Incorporated, a Delaware corporation, dated April 5, 1996, and the Supplements thereto dated April 12, 1996 through August 5, 1996 (the "Prospectus"). Capitalized terms used but not defined in this Supplement have the meanings given to them in the Prospectus. The information presented herein either supersedes and/or adds to similar information included in the Prospectus.
                  The information contained under the caption "Selling Noteholders" appearing on page 15 of the Prospectus is hereby supplemented to include the principal amount of Notes beneficially owned by the Selling Noteholder[s] named below (the "Beneficial Noteholder[s]") and, assuming conversion of the Notes, the number of shares which will be beneficially owned by the Beneficial Noteholder[s].

                                                                            NUMBER OF
                                 PRINCIPAL       PRINCIPAL                   SHARES       NUMBER OF
                                 AMOUNT OF       AMOUNT OF     PERCENT OF   ISSUABLE       SHARES       PERCENT OF
                                 OF NOTES       NOTES BEING    OUTSTANDING    UPON          BEING      OUTSTANDING
            NAME                   OWNED          OFFERED        NOTES     CONVERSION(1)   OFFERED      SHARES(2)
-----------------------------  --------------  --------------  ----------- ------------  ------------  -------------
Forum Capital Markets          $    800,000    $   800,000           *  %      33,333        33,333           *  %
 .............................
Robertson, Stephens & Co.         1,500,000      1,500,000          1.5        62,500        62,500           *
 .............................
Donaldson, Lufkin & Jenrette      3,621,000      3,621,000          3.6       150,875       150,875           *
 .............................
Robertson, Stephens & Co.         1,000,000      1,000,000          1.0        41,666        41,666           *
 .............................
Robertson, Stephens & Co.           500,000        500,000           *         20,833        20,833           *
 .............................
McMahan Securities Co., L.P.        725,000        725,000           *         30,208        30,208           *
 .............................
McMahan Securities Co., L.P.        665,000        665,000           *         27,708        27,708           *
 .............................
Robertson, Stephens & Co.           250,000        250,000           *         10,416        10,416           *
 .............................
Robertson, Stephens & Co.           750,000        750,000           *         31,250        31,250           *
 .............................
Eaton Vance                         500,000        500,000           *         20,833        20,833           *
 .............................
Donaldson, Lufkin & Jenrette        514,000        514,000           *         21,416        21,416           *
 .............................
NBD Bank                            430,000        430,000           *         17,916        17,916           *
 .............................
Boston Safe                         970,000        970,000           *         40,416        40,416           *
 .............................
Sanwa Bank                          850,000        850,000           *         35,416        35,416           *
 .............................
Salomon Brothers                    250,000        250,000           *         10,416        10,416           *
 .............................
Northern Trust                      275,000        275,000           *         11,458        11,458           *
 .............................
Forum Capital Markets             1,500,000      1,500,000           1.5       62,500        62,500           *
 .............................
Robertson, Stephens & Co.         2,000,000      2,000,000           2.0       83,333        83,333           *
 .............................
Liberty View Plus Fund              250,000        250,000           *         10,416        10,416           *
 .............................
Paresco, Inc.                       600,000        600,000           *         25,000        25,000           *
 .............................
Eaton Vance                       1,000,000      1,000,000           1.0       41,666        41,666           *
 .............................
Fidelity Convertible              3,000,000      3,000,000           3.0      125,000       125,000           *
Securities Fund
 .............................
Fidelity Management Trust         2,000,000      2,000,000           2.0       83,333        83,333           *
Co.
 .............................
Fidelity Management Trust         1,500,000      1,500,000           1.5       62,500        62,500           *
Co.
 .............................
Alleanza Assicurazioni              500,000        500,000           *         20,833        20,833           *
 .............................
Fidelity Management Trust         1,000,000      1,000,000           1.0       41,666        41,666           *
Co.
 .............................
Fidelity Management Trust         1,000,000      1,000,000                     41,666        41,666           *
Co.                                                                  1.0
 .............................

--------------------------
*        Less than 1%
(1)      Assumes initial conversion price of $24 per share.
(2) Based on shares of record outstanding at June 30, 1996. Outstanding shares do not include any Shares which may be issued upon conversion of the Notes.